Ingersoll Rand Reports Strong First-Quarter 2019 Results

Highlights (First quarter 2019 versus first quarter 2018, unless otherwise noted):

●	Continuing EPS of $0.82, up 61 percent; adjusted continuing EPS* of $0.89, up 27 percent

●	Reported revenues up 6 percent; organic revenues* up 8 percent led by the Climate segment

●	Operating margin expansion of 170 bps; adjusted operating margin* higher by 90 bps

●	Book to bill* of 105 percent driving record backlog

●	Company raises full-year 2019 EPS guidance to top end of prior range

*This news release contains non-GAAP financial measures. Definitions of the non-GAAP financial measures can be found in the footnotes of this news release. See attached tables for additional details and reconciliations.

Swords, Ireland, April 30, 2019 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating comfortable, sustainable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $0.82 for the first quarter of 2019. Adjusted continuing EPS of $0.89 excludes restructuring costs of $17 million primarily related to ongoing footprint optimization and acquisition related transaction costs of $2 million.

First-Quarter 2019 Results

Financial Comparisons - First-Quarter Continuing Operations

$, millions except EPS	Q1 2019	Q1 2018	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$3,744	$3,909	(4)%	(2)%
Net Revenues	$3,576	$3,385	6%	8%
Operating Income	$319	$243	31%
Operating Margin	8.9%	7.2%	1.7 PPts
Adjusted Operating Income*	$338	$288	17%
Adjusted Operating Margin	9.4%	8.5%	0.9 PPts
Continuing EPS	$0.82	$0.51	61%
Adjusted Continuing EPS	$0.89	$0.70	27%
Restructuring Cost	($17.1)	($44.4)	$27.3

“We are off to a strong start again, in 2019. In the first quarter, we grew adjusted continuing earnings per share by 27 percent through our team's continued, focused execution of our business strategy,” said Michael W. Lamach, chairman and chief executive officer of Ingersoll Rand. “We delivered differentiated financial results as our markets and customers continue to move towards solutions that address energy efficiency and lower greenhouse gas emissions. Entering the second quarter, our backlog is at record

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levels and we are seeing solid demand in most of our major end-markets. Through consistent use of our business operating system, we effectively managed material and tariff-related inflation and expanded margins. Though it's early in the year, we have strong momentum and are confident in raising adjusted continuing earnings per share guidance to the high end of our previous range, or approximately $6.35 per share.”

Highlights from the First Quarter of 2019 (all comparisons against the first quarter of 2018 unless otherwise noted)

•	Strong revenue growth with organic revenue growth across all businesses, in virtually all products and geographies.

•	Enterprise reported revenue growth offset by approximately 2 percentage points of negative foreign exchange impact.

•
Enterprise reported bookings down 4 percent; organic bookings* down 2 percent. Enterprise and Climate bookings growth rates were significantly impacted by difficult comparisons related to extraordinary North American Trailer and APU bookings growth in Q1 2018. Strong underlying organic bookings in most major businesses led by Commercial North America, Europe and Residential HVAC and Compression Technologies North America, all up mid-single to high-single digits.

•	Enterprise bookings growth was also impacted by difficult comparisons in China HVAC of greater than 25 percent in Q1 2018.

•	Underlying enterprise order strength, including Transport, drove 105 percent book to bill in Q1 2019 resulting in record enterprise backlog.

•
Operating margin improved 170 basis points; adjusted operating margin up 90 basis points driven by strong price realization, volume growth and productivity partially offset by material inflation, including tariffs and other inflation.

First-Quarter Business Review (all comparisons against the first quarter of 2018 unless otherwise noted)
Climate Segment: delivers energy-efficient products and innovative energy services. The segment includes Trane® and American Standard® Heating & Air Conditioning which provide heating, ventilation and air conditioning (HVAC) systems, and commercial and residential building services, parts, support and controls; energy services and building automation through Trane Building Advantage™ and Nexia™; and Thermo King® transport temperature control solutions.

$, millions	Q1 2019	Q1 2018	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$2,920	$3,067	(5)%	(3)%
Net Revenues	$2,804	$2,610	7%	10%
Operating Income	$313.1	$260.4	20%
Operating Margin	11.2%	10.0%	1.2 PPts
Adjusted Operating Income	$318.3	$264.3	20%
Adjusted Operating Margin	11.4%	10.1%	1.3 PPts

•	Revenue up 7 percent with organic revenue up 10 percent. Climate revenue growth strong with broad-based organic revenue growth in all businesses and regions.

•	Climate reported revenue growth offset by approximately 3 percentage points of negative foreign exchange impact.

•
Climate bookings down 5 percent and organic bookings down 3 percent. Climate bookings growth rates heavily impacted by the aforementioned exceptional North American trailer and APU bookings in Q1 2018. As mentioned, strong organic bookings in HVAC led by North America, Europe and Residential, all grew mid-single to high-single digits in the quarter.

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•
Operating margins improved 120 basis points; adjusted operating margin improved 130 basis points driven by strong price realization, volume growth and productivity; partially offset by inflationary headwinds and continued business investments.

Industrial Segment: delivers products and services that enhance energy efficiency, productivity and operations. The segment includes compressed air and gas systems and services, power tools, material handling systems, ARO® fluid management equipment, as well as Club Car® golf, utility and consumer low-speed vehicles.

$, millions	Q1 2019	Q1 2018	Y-O-Y Change	Organic Y-O-Y Change
Bookings	$824	$842	(2)%	1%
Net Revenues	$772	$775	0%	3%
Operating Income	$83.9	$59.9	40%
Operating Margin	10.9%	7.7%	3.2 PPts
Adjusted Operating Income	$94.9	$95.6	(1)%
Adjusted Operating Margin	12.3%	12.3%	0.0 PPts

•	Bookings down 2 percent and revenue flat. Organic bookings up 1 percent with organic revenue up 3 percent.

•	Industrial reported revenue growth offset by approximately 3 percentage points negative foreign exchange impact.

•	Operating margin improved 320 basis points; adjusted operating margin flat with strong pricing and productivity actions offset by inflationary headwinds and continued business investments.

•
Industrial margins negatively impacted by a temporary supplier disruption in Small Electric Vehicles of approximately $4 million. Excluding the impact of the supplier disruption, Industrial segment adjusted operating margins improved 50 basis points. We expect to resolve the supplier disruption by the end of Q2 with no impact to full-year 2019 margin expectations.

Balance Sheet and Cash Flow

$, millions	Q1 2019	Q1 2018	Y-O-Y Change
Cash From Continuing Operating Activities Y-T-D	($37.1)	($45.8)	$8.7
Free Cash Flow Y-T-D*	($77.7)	($89.8)	$12.1
Working Capital/Revenue*	7.3%	6.0%	130 bps increase
Cash Balance 31 March	$1,907	$1,175	$732
Debt Balance 31 March	$5,601	$4,351	$1,250

•	First-quarter 2019 cash flow from continuing operating activities was ($37) million, consistent with the Company’s expectations and normal business seasonality.

•	The Company maintained working capital levels to support continued expected growth during cooling season. Full year 2019 free cash flow target remains unchanged.

•	During March 2019, the Company completed a $1.5 billion senior notes offering. The Company intends to use the net proceeds primarily to finance the pending acquisition of Precision Flow Systems.

Capital Deployment

•	Continued execution of a balanced capital allocation strategy.

•	Year to date, the Company has returned approximately $378 million to shareholders through share repurchases ($250 million) and dividends ($128 million).

•	Precision Flow Systems offer accepted by seller, regulatory approval expected mid-year 2019.

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Tax Rate

•
Q1 2019 adjusted effective tax rate* of 17 percent, lower than prior year by approximately 340 basis points primarily driven by a discrete tax benefit in connection with equity compensation. Full year adjusted effective tax rate guidance of approximately 21 to 22 percent remains unchanged.

Full-Year 2019 EPS Guidance

•	The Company exited the first quarter with increased confidence in its ability to execute against its growth and margin targets.

•
As a result, while it is still early in the year, the Company raised its full-year 2019 continuing EPS guidance from $5.90 to $6.10 to approximately $6.10. Full year adjusted continuing EPS guidance is raised from $6.15 to $6.35 to approximately $6.35.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products; performance of the markets in which we operate; our share repurchase program including the amount of shares to be repurchased and timing of such repurchases; our capital allocation strategy including projected acquisitions; restructuring activity; supplier disruption and our expectations for resolving the disruption; our projected 2019 full-year financial performance and targets including assumptions regarding our effective tax rate, tax reform measurement period adjustments and other factors described in our guidance. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, global economic conditions, the outcome of any litigation, demand for our products and services, and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2018, as well as our subsequent reports on Form 10-Q and other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes non-GAAP financial information which should be considered supplemental to, not a substitute for, or superior to, the financial measure calculated in accordance with GAAP. The definitions of our non-GAAP financial information and reconciliation to GAAP is attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.

Ingersoll Rand (NYSE:IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands - including Club Car®, Ingersoll Rand®, Thermo King® and Trane® - work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.
# # #
4/30/19

(See Accompanying Tables)

•	Table 1: Condensed Consolidated Income Statement

•	Table 2: Business Review

•	Tables 3 - 6: Reconciliation of GAAP to Non-GAAP

•	Table 7: Condensed Consolidated Balance Sheets

•	Table 8: Condensed Consolidated Statement of Cash Flows

•	Table 9: Balance Sheet Metrics and Free Cash Flow

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Contacts:
Media:	Investors:
Perri Richman	Zac Nagle
732-319-1024, prichman@irco.com	704-990-3913, InvestorRelations@irco.com

*Q1 Non-GAAP measures definitions

Organic revenue is defined as GAAP net revenues adjusted for the impact of currency and acquisitions. Organic bookings is defined as reported orders in the current period adjusted for the impact of currency and acquisitions.

•
Currency impacts on net revenues and bookings are measured by applying the prior year’s foreign currency exchange rates to the current period’s net revenues and bookings reported in local currency. This measure allows for a direct comparison of operating results excluding the year-over-year impact of foreign currency translation.

Adjusted operating income is defined as GAAP operating income plus restructuring costs and acquisition related transaction costs in 2019. Adjusted operating income in 2018 is defined as GAAP operating income plus restructuring costs. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 3 and 4 of the news release.

Adjusted operating margin is defined as the ratio of adjusted operating income divided by net revenues.

Adjusted continuing EPS in 2019 is defined as GAAP continuing EPS plus restructuring costs and acquisition related transaction costs, net of tax impacts. Adjusted continuing EPS in 2018 is defined as GAAP continuing EPS plus restructuring costs and debt redemption premium and related charges, net of tax impacts. Please refer to the reconciliation of GAAP to non-GAAP measures on tables 3 and 4 of the news release.

Adjusted EBITDA is defined as adjusted operating income plus depreciation and amortization expense plus or minus other income / (expense), net.

Book to bill is defined as reported orders in the current period divided by GAAP net revenues.

Free cash flow in 2019 and 2018 is defined as net cash provided by (used in) continuing operating activities, less capital expenditures, plus cash payments for restructuring. In 2018, the Company updated its definition of free cash flow to exclude the impacts of discontinued operations. Please refer to the free cash flow reconciliation on table 9 of the news release.

Working capital measures a firm’s operating liquidity position and its overall effectiveness in managing the enterprises’ current accounts.

•
Working capital is calculated by adding net accounts and notes receivables and inventories and subtracting total current liabilities that exclude short term debt, dividend payables and income tax payables.

•
Working capital as a percent of revenue is calculated by dividing the working capital balance (e.g. as of March 31) by the annualized revenue for the period (e.g. reported revenues for the three months ended March 31 multiplied by 4 to annualize for a full year).

Adjusted effective tax rate for 2019 is defined as the ratio of income tax expense, plus or minus the tax effect of adjustments for restructuring costs and acquisition related transaction costs, divided by earnings from continuing operations before income taxes plus restructuring costs and acquisition related transaction costs. Adjusted effective tax rate for 2018 is defined as the ratio of income tax expense, plus or minus the tax effect of adjustments for restructuring costs and debt redemption premium and related charges, divided by earnings from continuing operations before income taxes plus restructuring costs and debt redemption premium and related charges. This measure allows for a direct comparison of the effective tax rate between periods.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). The following schedules provide non-GAAP financial information and a quantitative reconciliation of

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the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

Non-GAAP financial measures assist investors with analyzing our business results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. Presentation of these non-GAAP financial measures helps investors and management to assess the operating performance of the Company.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

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Table 1

INGERSOLL-RAND PLC
Condensed Consolidated Income Statement
(In millions, except per share amounts)

UNAUDITED

	For the quarter
	ended March 31,
	2019	2018
Net revenues	$3,575.9	$3,384.5
Cost of goods sold	(2,517.3)	(2,420.2)
Selling and administrative expenses	(740.1)	(720.9)
Operating income	318.5	243.4
Interest expense	(50.9)	(72.9)
Other income/(expense), net	(18.8)	(4.0)
Earnings before income taxes	248.8	166.5
Benefit (provision) for income taxes	(43.0)	(33.0)
Earnings from continuing operations	205.8	133.5
Discontinued operations, net of tax	(2.1)	(9.4)
Net earnings	203.7	124.1
Less: Net earnings attributable to noncontrolling interests	(3.8)	(3.7)
Net earnings attributable to Ingersoll-Rand plc	$199.9	$120.4

Amounts attributable to Ingersoll-Rand plc
ordinary shareholders:
Continuing operations	$202.0	$129.8
Discontinued operations	(2.1)	(9.4)
Net earnings	$199.9	$120.4

Diluted earnings (loss) per share attributable to
Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$0.82	$0.51
Discontinued operations	—	(0.03)
Net earnings	$0.82	$0.48

Weighted-average number of common shares outstanding:
Diluted	245.2	253.0

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC
Business Review
(In millions, except percentages)

UNAUDITED

	For the quarter
	ended March 31,
	2019	2018
Climate
Net revenues	$2,803.7	$2,609.8
Segment operating income *	313.1	260.4
and as a % of Net revenues	11.2%	10.0%

Industrial
Net revenues	772.2	774.7
Segment operating income *	83.9	59.9
and as a % of Net revenues	10.9%	7.7%

Unallocated corporate expense	(78.5)	(76.9)

Total
Net revenues	$3,575.9	$3,384.5
Consolidated operating income	318.5	243.4
and as a % of Net revenues	8.9%	7.2%

* Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended March 31, 2019
		As			As
		Reported	Adjustments		Adjusted
	Net revenues	$3,575.9	$—		$3,575.9

	Operating income	318.5	19.0	(a,b)	337.5
	Operating margin	8.9%			9.4%

	Earnings from continuing operations before income taxes	248.8	19.0	(a,b)	267.8
	Provision for income taxes	(43.0)	(2.4)	(c)	(45.4)
	Tax rate	17.3%			17.0%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$202.0	$16.6	(d)	$218.6

	Diluted earnings per common share
	Continuing operations	$0.82	$0.07		$0.89

	Weighted-average number of common shares outstanding:
	Diluted	245.2	—		245.2

	Detail of Adjustments:
(a)	Restructuring costs		$17.1
(b)	Acquisition related transaction costs		1.9
(c)	Tax impact of adjustments (a,b)		(2.4)
(d)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$16.6

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions, except per share amounts)
UNAUDITED

		For the quarter ended March 31, 2018
		As			As
		Reported	Adjustments		Adjusted
	Net revenues	$3,384.5	$—		$3,384.5

	Operating income	243.4	44.4	(a)	287.8
	Operating margin	7.2%			8.5%

	Earnings from continuing operations before income taxes	166.5	61.0	(a,b)	227.5
	Provision for income taxes	(33.0)	(13.4)	(c)	(46.4)
	Tax rate	19.8%			20.4%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	$129.8	$47.6	(d)	$177.4

	Diluted earnings per common share
	Continuing operations	$0.51	$0.19		$0.70

	Weighted-average number of common shares outstanding:
	Diluted	253.0	—		253.0

	Detail of Adjustments:
(a)	Restructuring costs		$44.4
(b)	Debt redemption premium and related charges		16.6
(c)	Tax impact of adjustments (a,b)		(13.4)
(d)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$47.6

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions)
UNAUDITED

	For the quarter ended March 31, 2019		For the quarter ended March 31, 2018
	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$2,803.7		$2,609.8

Segment operating income	$313.1	11.2%	$260.4	10.0%
Restructuring	5.2	0.2%	3.9	0.1%
Adjusted operating income	318.3	11.4%	264.3	10.1%
Depreciation and amortization	63.1	2.2%	64.3	2.5%
Other income/(expense), net	(11.4)	(0.4)%	(1.1)	(0.1)%
Adjusted EBITDA *	$370.0	13.2%	$327.5	12.5%

Industrial
Net revenues	$772.2		$774.7

Segment operating income	$83.9	10.9%	$59.9	7.7%
Restructuring	11.0	1.4%	35.7	4.6%
Adjusted operating income	94.9	12.3%	95.6	12.3%
Depreciation and amortization	18.4	2.4%	21.0	2.7%
Other income/(expense), net	(2.0)	(0.3)%	(1.4)	(0.1)%
Adjusted EBITDA	$111.3	14.4%	$115.2	14.9%

Corporate
Unallocated corporate expense	$(78.5)		$(76.9)
Restructuring/Other	2.8		4.8
Adjusted corporate expense	(75.7)		(72.1)
Depreciation and amortization	7.8		8.1
Other income/(expense), net	(5.4)		(1.5)
Adjusted EBITDA	$(73.3)		$(65.5)

Total Company
Net revenues	$3,575.9		$3,384.5

Operating income	$318.5	8.9%	$243.4	7.2%
Restructuring/Other	19.0	0.5%	44.4	1.3%
Adjusted operating income	337.5	9.4%	287.8	8.5%
Depreciation and amortization	89.3	2.5%	93.4	2.8%
Other income/(expense), net	(18.8)	(0.5)%	(4.0)	(0.2)%
Adjusted EBITDA	$408.0	11.4%	$377.2	11.1%

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC
Reconciliation of GAAP to non-GAAP
(In millions)

UNAUDITED

	For the quarter
	ended March 31,
	2019	2018
Total Company	As Reported	As Reported
Adjusted EBITDA	$408.0	$377.2
Less: items to reconcile adjusted EBITDA to net earnings attributable to Ingersoll-Rand plc
Depreciation and amortization	(89.3)	(93.4)
Interest expense	(50.9)	(72.9)
Provision for income taxes	(43.0)	(33.0)
Restructuring	(17.1)	(44.4)
Acquisition related transaction costs	(1.9)	—
Discontinued operations, net of tax	(2.1)	(9.4)
Net earnings attributable to noncontrolling interests	(3.8)	(3.7)
Net earnings attributable to Ingersoll-Rand plc	$199.9	$120.4

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC
Condensed Consolidated Balance Sheets
(In millions)

	March 31,	December 31,
	2019	2018
ASSETS	UNAUDITED
Cash and cash equivalents	$1,907.4	$903.4
Accounts and notes receivable, net	2,710.3	2,679.2
Inventories, net	1,983.7	1,677.8
Other current assets	483.3	471.6
Total current assets	7,084.7	5,732.0
Property, plant and equipment, net	1,738.4	1,730.8
Goodwill	5,968.6	5,959.5
Intangible assets, net	3,608.5	3,634.7
Other noncurrent assets	1,380.8	857.9
Total assets	$19,781.0	$17,914.9

LIABILITIES AND EQUITY
Accounts payable	$1,800.1	$1,705.3
Accrued expenses and other current liabilities	2,314.0	2,259.8
Short-term borrowings and current maturities of long-term debt	374.4	350.6
Total current liabilities	4,488.5	4,315.7
Long-term debt	5,226.5	3,740.7
Other noncurrent liabilities	3,143.2	2,793.7
Shareholders' equity	6,922.8	7,064.8
Total liabilities and equity	$19,781.0	$17,914.9

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC
Condensed Consolidated Statement of Cash Flows
(In millions)

UNAUDITED

	For three months
	ended March 31,
	2019	2018
Operating Activities
Earnings from continuing operations	$205.8	$133.5
Depreciation and amortization	89.3	93.4
Changes in assets and liabilities and other non-cash items	(332.2)	(272.7)
Net cash provided by (used in) continuing operating activities	(37.1)	(45.8)
Net cash provided by (used in) discontinued operating activities	(15.5)	(20.4)
Net cash provided by (used in) operating activities	(52.6)	(66.2)

Investing Activities
Capital expenditures	(60.8)	(52.8)
Acquisition of businesses and other, net	(15.6)	(204.9)
Net cash provided by (used in) investing activities	(76.4)	(257.7)

Financing Activities
Short-term borrowings, net	23.9	247.9
Long-term borrowings, net of payments	1,497.9	31.6
Dividends paid to ordinary shareholders	(127.7)	(111.6)
Repurchase of ordinary shares	(250.0)	(250.0)
Other financing activities, net	(14.0)	(14.3)
Net cash provided by (used in) financing activities	1,130.1	(96.4)

Effect of exchange rate changes on cash and cash equivalents	2.9	46.0
Net increase (decrease) in cash and cash equivalents	1,004.0	(374.3)
Cash and cash equivalents - beginning of period	903.4	1,549.4
Cash and cash equivalents - end of period	$1,907.4	$1,175.1

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 9

INGERSOLL-RAND PLC
Balance Sheet Metrics and Free Cash Flow
($ in millions)
UNAUDITED

	March 31,	March 31,	December 31,
	2019	2018	2018
Net Receivables	$2,710	$2,516	$2,679
Days Sales Outstanding	69.2	67.8	62.8

Net Inventory	$1,984	$1,779	$1,678
Inventory Turns	5.1	5.4	6.5

Accounts Payable	$1,800	$1,666	$1,705
Days Payable Outstanding	65.3	62.8	56.7

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	Three months ended	Three months ended
	March 31, 2019	March 31, 2018
Cash flow provided by (used in) continuing operating activities	$(37.1)	$(45.8)
Capital expenditures	(60.8)	(52.8)
Cash payments for restructuring	20.2	8.8
Free cash flow	$(77.7)	$(89.8)

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION